    As filed with the Securities and Exchange Commission on December 19, 2002
                                            Registration Number 333-____________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ___________________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________

                               MAYTAG CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                42-0401785
  (State of incorporation)           (I.R.S. Employer Identification Number)

                          403 West Fourth Street North
                               Newton, Iowa 50208
                    (Address of principal executive offices)

                  MAYTAG CORPORATION DEFERRED COMPENSATION PLAN
                     (As Adopted Effective January 1, 2003)
                            (Full title of the plan)

                                Roger K. Scholten
                    Senior Vice President and General Counsel
                               Maytag Corporation
                          403 West Fourth Street North
                               Newton, Iowa 50208
                                 (641) 787-7040
            (Name, address and telephone number of agent for service)
        _________________________________________________________________

                         Calculation of Registration Fee

Title of                                 Proposed          Proposed
Securities               Amount          maximum           maximum
to be                    to be           offering price    aggregate            Amount of
registered               registered      per share (1)     offering price (2)   Registration fee
------------------------------------------------------------------------------------------------
Deferred Compensation    $18,000,000     100%              $18,000,000          $1,656.00
Obligations

(1) The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay in the future the balance of vested deferred compensation accounts, the value of which is adjusted to reflect the performance of the selected benchmark investment funds in accordance with the terms of the Plan.
(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on December 13, 2002.

          Part II - Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

        The following documents filed with the Securities and Exchange Commission (the "Commission") by Maytag Corporation (the "Company") are incorporated in this Registration Statement by reference:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 2001;

(3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A; and

(4) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A.

        All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

        Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement if and to the extent it is modified or superseded by a statement in this Registration Statement or in a document which is also incorporated by reference in this Registration Statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        The $18,000,000 of deferred compensation obligations (the
"Obligations") being registered under this Registration Statement may be offered to certain eligible employees and non-employee directors of the Company and its subsidiaries pursuant to the Maytag Corporation Deferred Compensation Plan (the "Plan").

        The Obligations are general unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plan from the general assets of the Company and rank pari passu with other unsecured indebtedness of the Company from time to time outstanding.

        The amount of compensation deferred by each participant is determined in accordance with each participant's deferral election and the provisions of the Plan. Each participant must allocate amounts credited to his or her deferred compensation account among various benchmark investment funds. The balance in each deferred compensation account is adjusted daily to reflect the investment experience of the selected investment funds, as if amounts credited to the account had actually been invested in the investment funds. Participants will have no ownership interest in any investment fund.

        The Obligations are unfunded bookkeeping accounts, the returns on which are measured by the performance of the benchmark investment funds. The Obligations will rank without preference with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding, and are therefore subject to the risks of the Company's insolvency. Participants cannot sell, assign, transfer, pledge or otherwise encumber any Obligation. All deferral accounts together with earnings thereon will be payable upon retirement, death, disability or termination of employment, or at an earlier payment date that is selected by the participant, in a single lump sum or in annual installments over two to five years (in the case of a selected payment date prior to termination of employment) or five or ten years (in the case of a payment date after termination of employment) at the election of the participant, in accordance with the terms of the Plan.

        The Company reserves the right to amend or terminate the Plan at any time.

        The Obligations are not convertible into any other security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant of the Company.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law and the By-laws of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

        The Company's Restated Certificate of Incorporation contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the Company to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. This provision does not affect the director's liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining improper personal benefits, nor does this provision eliminate the ability to bring suit to rescind a transaction or to enjoin a proposed transaction from occurring. In addition, this provision applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity, nor to his responsibilities under any other law, such as the federal securities laws.

        The By-laws of the Company provide that directors and officers shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of Delaware as the same now or hereafter exist.

        The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        Reference is made to the Exhibit Index.

Item 9. Undertakings

(a) The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, State of Iowa, on December 19, 2002.

                                            MAYTAG CORPORATION


                                            By:  /s/ Ralph F. Hake
                                                 -------------------------------
                                                 Ralph F. Hake
                                                 Chairman and Chief Executive
                                                 Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 19, 2002.

Name and Signature            Title
------------------            -----


/s/ Ralph F. Hake             Chairman, Chief Executive Officer, and Director
--------------------------    (Principal Executive Officer)
Ralph F. Hake

/s/ Steven H. Wood            Executive Vice President & Chief Financial Officer
--------------------------    (Principal Financial and Accounting Officer)
Steven H. Wood

               *              Director
--------------------------
Barbara R. Allen

               *              Director
--------------------------
Howard L. Clark, Jr.

               *              Director
--------------------------
Lester Crown

               *              Director
--------------------------
Wayland R. Hicks

               *              Director
--------------------------
William T. Kerr

Name and Signature                      Title
------------------                      -----


               *                        Director
------------------------------
Bernard G. Rethore


               *                        Director
------------------------------
W. Ann Reynolds


               *                        Director
------------------------------
Neele E. Stearns, Jr.


               *                        Director
------------------------------
Fred G. Steingraber



*Patricia J. Martin, by signing her name hereto, does hereby sign this document on behalf of each of the above-named directors of the Registrant pursuant to power of attorney duly executed by such persons.

                                             By: /s/ Patricia J. Martin
                                                 -------------------------------
                                                 Patricia J. Martin
                                                 Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit      Description
-------      -----------

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 001-00655)).

4.2 Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1988 (File No. 001-00655)).

4.3 Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1988 (File No. 001-00655)).

4.4 Certificate of Amendment to Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3(d) to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 001-00655)).

4.5 By-Laws of the Company, as amended through February 10, 2000 (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No. 001-00655)).

4.6 Rights Agreement dated as of February 12, 1998 between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated February 13, 1998 (File No. 001-00655)).

4.7 Letter to Shareholders dated February 12, 1998 relating to the adoption of a shareholders rights plan with attachments (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated February 12, 1998 (File No. 001-00655)).

*4.8         Maytag Corporation Deferred Compensation Plan.

*5           Opinion of Faegre & Benson LLP.

*23          Consent of Independent Auditors.

*24          Powers of Attorney.

----------------------
* Filed herewith